SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

PEREGRINE SYSTEMS, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-22209	95-3773312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3611 VALLEY CENTRE DRIVE, SAN DIEGO, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.   Results of Operations and Financial Condition

On July 1, 2005, Peregrine Systems, Inc. (the “Company”) issued a press release regarding the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2005, which includes historical financial results for the fiscal fourth quarter ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 14, 2005, the Company filed a Form 12b-25 to disclose that its Annual Report on Form 10-K would not be filed within the prescribed time. As noted in the attached press release, the Annual Report on Form 10-K filed on July 1, 2005 does not include management’s report on its assessment of the effectiveness of our internal control over financial reporting or the associated report of our independent registered public accounting firm as required by Section 404 of the Sarbanes-Oxley Act. Once we have completed our assessment of internal control over financial reporting and an independent registered public accounting firm has completed its review of our assessment and our internal control over financial reporting, we intend to file an amendment to our Annual Report on Form 10-K to include the report of management on internal control over financial reporting and the associated report of our independent registered public accounting firm.

The information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing except as shall be expressly set forth by specific reference in such a filing. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated July 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2005	PEREGRINE SYSTEMS, INC.
	By:	/s/ KENNETH J. SAUNDERS
Kenneth J. Saunders
Executive Vice President and
Chief Financial Officer